UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 21, 2016

PRESS GANEY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37398	20-0259496
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Edgewater Place

Suite 500

Wakefield, Massachusetts 01880

(Address of principal executive offices) (Zip Code)

(781) 295-5000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07. Submission of Matters to a Vote of Security Holders

Press Ganey Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 21, 2016. At the Annual Meeting, the Company’s stockholders acted upon two proposals as described in in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016. The voting results from the Annual Meeting were as follows:

Proposal 1:  Election of Directors

The Company’s stockholders elected three individuals, Norman W. Alpert, Patrick T. Ryan and Ellen M. Zane, to serve as Class I directors until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier resignation or removal.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Norman W. Alpert	36,038,658	9,974,621	41,243	1,199,787
Patrick T. Ryan	43,803,101	2,196,167	55,254	1,199,787
Ellen M. Zane	39,100,986	6,908,284	45,252	1,199,787

Proposal 2:  Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.

Votes For	Votes Against	Abstentions
47,169,828	16,874	67,607

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESS GANEY HOLDINGS, INC.

By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Corporate Secretary

Date: June 27, 2016